UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 3, 2018

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Rockefeller Plaza, 11th Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Gregory James Blattner as a Director

On May 3, 2018, the Board of Directors (the “Board”) of Spherix Incorporated (the “Company”) approved an increase in the size of the Board from four members to five, and in order to fill the vacancy created by such increase, the Board appointed Gregory James Blattner as a director of the Company.

Mr. Blattner, 40, has nearly five years of experience in the alternative investment technology industry. Since January 2014, he has served as the Director of Business Development at Agio, a progressive managed information technology and cybersecurity services provider, where he is responsible for sales and account management of enterprise accounts.  Prior to Agio, from May 2013 to December 2013, Mr. Blattner was a business development manager for the Eikon platform at Thomson Reuters. From 2010 to 2013, Mr. Blattner was a sales manager at American Express for its foreign exchange business. From 2005 to 2009, Mr. Blattner held various positions at JPMorgan, first in the operational risk management arm of the investment bank and later in Foreign Exchange product sales for its treasury services business. From 2000 to 2004, Mr. Blattner was an Associate at Morgan Stanley’s corporate treasury funding desk.  He earned a bachelor’s degree from Iona College. The Company believes Mr. Blattner’s extensive experience in technology and operations solutions make him a qualified appointee as director.

In connection with his appointment as a director, Mr. Blattner was granted options to purchase 50,000 shares of the Company’s common stock, at an exercise price of $1.04 per share, which options vested 50% at May 3, 2018 with the remaining 50% vesting at November 3, 2018.

No family relationships exist between Mr. Blattner and any of the Company’s other directors or executive officers. There are no arrangements between Mr. Blattner and any other person pursuant to which Mr. Blattner was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Blattner has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Blattner is not a party to any material plan or arrangement in connection with his appointment as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 9, 2018

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer